FUTURELABS INC.

                             OEM PURCHASE AGREEMENT

This agreement is made as of this 8th day of March, 1996, between FUTURE LABS, a California corporation located at 5150 El Camino Real, Suite E21, Los Altos, CA 94022 (hereinafter referred to as "FUTURELABS") and RSI Systems, Inc., located at 7400 Metro Boulevard, Suite 475, Edina MN 55439 (hereinafter referred to as
OEM).

         This agreement is made in view of the following facts:

         A. FUTURELABS is in the business of developing and marketing computer software programs. One of its programs which is owned by FUTURELABS is a program known as TALKSHOW, which is a multipoint version of the TALKSHOW document conferencing software program. The software version of the TALKSHOW conferencing software for Windows is hereinafter referred to in this Agreement as TALKSHOW.

         B. OEM is in the business of manufacturing, marketing and distributing hardware and/or software and related products. OEM's line of Windows and Macintosh application software is hereinafter referred to as the PRODUCT.

         C. OEM desires to license TALKSHOW from FUTURELABS for sale with the PRODUCT, in order to facilitate the sale of the PRODUCT, and FUTURELABS is willing to grant such license pursuant to the terms and conditions of this Agreement. OEM COMMITS TO INCLUDE A COPY OF TALKSHOW WITH EACH AND EVERY SHIPMENT OF ITS PRODUCT. Other OEM line of conferencing products may be included upon mutual agreement between FUTURELABS and OEM during the term of this agreement.

NOW, THEREFORE, in consideration of the promises and conditions hereinafter contained, the parties hereto agree as follows:

1. GRANT OF LICENSE: FUTURELABS hereby grants to OEM a non-transferable, non-exclusive license to distribute TALKSHOW in connection with OEM's distribution of the PRODUCT, on the terms and conditions of this Agreement.

2. DELIVERY OF TALKSHOW: Upon the signing of this Agreement, FUTURELABS will deliver to OEM a 3 1/2" floppy diskette containing TALKSHOW, plus a 3 1/2" diskette containing the text of the current documentation for TALKSHOW.

3. OWNERSHIP OF TALKSHOW: OEM acknowledges that the entire right, title and interest in TALKSHOW, and all materials relating to TALKSHOW, including, without limitation, any patents, copyrights, trademarks, and trade secrets shall at all times belong to FUTURELABS, subject to the license granted in this Agreement.

4. TALKSHOW UPDATES: FUTURELABS may, but is not obliged to, update TALKSHOW from time to time to provide additional enhancements and capabilities beyond those which presently exist. OEM shall be notified promptly by FUTURELABS of any such updates and shall have the right to acquire any updated material relating to TALKSHOW without additional charge during the period commencing with the effective date of this Agreement and expiring two years thereafter.

5. MULTIPLE COPIES: In consideration of the fees to be payable by OEM to FUTURELABS under this Agreement, FUTURELABS hereby grants OEM the right to make copies of TALKSHOW for use in connection with its marketing of the PRODUCT and FUTURELABS agrees to supply the required quantities of production units or serial numbers for the production and distribution of TALKSHOW.

6. NO TRANSFER OF LICENSE: OEM does not have the right to sell or otherwise transfer its copies of TALKSHOW or the license granted by this Agreement, except with the prior express written consent of FUTURELABS in each circumstance, except as hereinafter provided. However, in the event of a merger or reorganization of OEM into a different branch or division or different corporate entity such that the successor entity is a continuation of existence, then such transfer is permitted by this Agreement.

7. CONSPICUOUS LABELS AND MARKINGS: In the event OEM makes copies of TALKSHOW, each copy made of TALKSHOW shall bear a conspicuous label or other marking indicating that the material comprising TALKSHOW is the property of FUTURELABS and may not be used or duplicated except as permitted by this Agreement. OEM shall include FUTURELABS' standard form license agreement with each copy of TALKSHOW.

8. PROPRIETARY RIGHTS OF FUTURELABS: OEM agrees that TALKSHOW is proprietary information of FUTURELABS. OEM shall exercise due diligence to protect and preserve in confidence all of this proprietary information and shall not disclose or publish this information or use this information for any purposes other than for the purposes permitted by this contract.

9. WAIVER AND DISCLAIMER OF WARRANTIES: FUTURELABS makes no warranty of any kind, express or implied, including without limitation, any warranties of merchantability and/or fitness for a particular purpose. FUTURELABS shall not be liable for any damages, whether direct, indirect, special or consequential arising from a failure of TALKSHOW to operate in the manner desired by OEM. OEM agrees that the program is not "consumer goods" for the purposes of any Federal or State warranty laws. FUTURELABS shall not be liable to OEM or to any of its customers for any damages to data or property which may be caused directly or indirectly by use of TALKSHOW. OEM waives any implied warranty or the benefit of any law which implies a warranty inconsistent with this waiver. OEM agrees to indemnify FUTURELABS against any claim, including legal fees, with regard to any allegation of breach of such warranties or of any such damage.

10. NON-EXCLUSIVE LICENSE: The license granted by this Agreement is not exclusive and FUTURELABS reserves the right license this TALKSHOW to other persons and entities, at the sole discretion of FUTURELABS.

11. REMEDIES FOR TALKSHOW DEFECTS: In the event of any defect in TALKSHOW, OEM shall notify FUTURELABS in writing as to such defect or defects. FUTURELABS agrees to make good faith efforts to remedy and correct, without charge, any failure of TALKSHOW to meet its specifications. FUTURELABS may at its option refund the purchase price paid by OEM and not have any further liabilities.

12. OWNERSHIP OF COPYRIGHTS: OEM acknowledges that FUTURELABS retains all ownership and rights to TALKSHOW, including copyrights, in addition to those rights specifically granted in this Agreement. Furthermore, FUTURELABS shall own and have those rights, including copyrights, to any modification to TALKShow which it may develop hereafter.

13. COPYRIGHT NOTICES: In the event OEM makes any copies of TALKSHOW, then any copy (and all copies) of TALKSHOW shall contain the following copyright notice:

                  TALKSHOW (tm) (C) Copyright 1993-1996, FUTURE LABS, INC. All Rights Reserved

In the event OEM makes a copy of TALKSHOW on a floppy diskette, the label on said disk shall contain the above notice. In the event any copy of TALKSHOW is made on any form of electronic media, the visual or screen depiction of TALKSHOW which is initially displayed shall contain the above notice as a clearly visible portion thereof.

14. DISTRIBUTION: OEM may distribute TALKSHOW together with its distribution of the PRODUCT; provided that OEM shall make no separate or additional charge for TALKSHOW. OEM may also sell stand-alone copies of TALKSHOW directly to its pre-existing end-users. These copies of TALKSHOW will be accounted for under the normal licensing fees agreed to in paragraphs 16 and 17 of this Agreement. OEM agrees to provide all media, manuals, and other supplies needed for distribution.

15. ADVERTISING: FUTURELABS assigns to OEM a non-exclusive license to utilize FUTURELABS' trademarks, name, and logo in any advertising or other information in connection with OEM's distribution of TALKSHOW. However, OEM is required to provide to FUTURELABS a copy of the mechanical art and copy text of any advertisement including TALKSHOW prior to publication. Any name or mark of FUTURELABS' may be used in any literature, promotion, or work only with FUTURELABS' prior written consent. OEM may only use FUTURELABS' name or mark in connection with the promotion of TALKSHOW pursuant to this Agreement.

16. LICENSING FEES: In consideration of the rights granted by this Agreement, OEM agrees to pay FUTURELABS a license fee (royalty) for each copy of TALKShow that OEM duplicates and distributes. OEM agrees to the following fee structure:

ROYALTY SCHEDULE:
See Exhibit C for current OEM Royalty Schedule. OEM pricing will range from a 75% to 95% discount from suggested list price based on product takedown and current list price.

NON-REFUNDABLE PREPAID ROYALTY AMOUNT: 25% of first year estimated volume; minimum $25,000.

Disks and documentation fees are not included in the per copy royalty schedule for TALKSHOW. At OEM's option, FUTURELABS will provide, at FUTURELABS cost of goods, diskettes (not to exceed current cost of $1.15 each) and documentation (not to exceed current cost of $6 per unit for manuals excluding retail box packaging; $8 per copy including box.)

MINIMUM ORDER REQUIREMENT:  100 units for shipment to one location.

Product shipped to OEM will be the responsibility of the OEM.

MINIMUM FIRST YEAR COMMITMENT:  $100,000

17. PAYMENT TERMS: OEM shall pay FUTURELABS within 30 days of receipt of TALKSHOW product. In the event that OEM elects to do its own disk and documentation production, OEM shall pay FUTURELABS within 30 days of receipt of TALKSHOW serial numbers.

18. WARRANTY OF TITLE: FUTURELABS warrants to OEM that is the owner of TALKSHOW and that is has full power to grant the right set forth in this Agreement. FUTURELABS agrees to indemnify OEM against any claim, including legal fees, with regard to any allegations of breach of such warranties or of violation of such rights as set forth in Section 23g.

19. TERMS OF AGREEMENT: EXTENSION: This agreement shall become effective for an initial period that begins on the effective date and expires one year from the end of the quarter (ending March 31st, June 30th, September 30th or December
31st) during which the effective date occurs. Unless OEM notifies FUTURELABS (or FUTURELABS notifies OEM) in writing at least 60 days before the expiration date established in this section that OEM or FUTURELABS does not wish renewal, this agreement shall be renewed automatically for an additional one year period and shall continue to be renewed in such a manner from year to year.

20. TERMINATION: OEM may terminate this Agreement and its licenses to reproduce and distribute TALKSHOW at any time for its convenience on thirty (30) days written notice to FUTURELABS. FUTURELABS may terminate this Agreement and the licenses contained in it at any time on thirty (30) days written notice to OEM if OEM ceases to distribute TALKSHOW or fails to submit a royalty report for a period of one hundred twenty (120) days or more. No such termination shall entitle OEM to a refund of any pre-paid or minimum royalties that are paid or become due prior to the effective date of the termination. Either party may terminate this Agreement on thirty (30) days' written notice, for material breach, unless the breach is corrected within the thirty (30) days.

21. ASSIGNABILITY: The rights granted by this Agreement shall inure to the successors and assigns of both parties; provided however, that the rights granted to OEM shall apply only to distribution of the PRODUCT and reasonable modifications of the PRODUCT in the normal course of business.

22. ARBITRATION: If any dispute shall arise under this Agreement and the parties cannot in good faith resolve such dispute, it shall be resolved in the State of California, according to the rules of the American Arbitration Association. Any judgment resulting from such arbitration shall be entitled to enforcement by any Court of law.

23. MISCELLANEOUS:

a. Damages: Injunctive Relief: OEM agrees that if any unauthorized program copy is made by OEM of the subject computer program, or if the computer program is used in violation of this contract, FUTURELABS shall have the right to obtain an injunction against OEM against the unauthorized copying or use, in addition to any other rights and remedies to which FUTURELABS may be entitled. In addition to obtaining such equitable or injunctive relief, FUTURELABS shall be entitled to recover from OEM all of FUTURELABS reasonable attorney's fees in protecting FUTURELABS' rights under this Agreement, and any other rights and remedies to which FUTURELABS is entitled.

b. Construction: If any provision of this contract is alleged to be invalid or unenforceable, the provision shall be construed to have the broadest interpretation that would make it valid and enforceable.

c. Entire Agreement: This contract is the entire Agreement between the parties as to its subject matter, and there are no other contracts, oral or written, as to that subject matter, express or implied. This contract may be modified only in a writing signed by the parties hereto.

d. Governing Laws: The validity and interpretation of this contract shall be governed by the laws of the State of California except for its conflict of law rules to the extent such rules would apply to the laws of another jurisdiction. The Federal or State Courts located in the State of California shall have the jurisdiction to hear any dispute under this contract. Service of process against OEM may be made by first class mail, sent to OEM at the address set forth above.

e. Notices: Except as set forth in 23d, any notice required by this contract shall be effective upon its delivery in person, or upon mailing by certified mail, postage prepaid, to the other party at the address noted above, or at any other address that shall have been communicated to the other party under this paragraph.

f. No Waiver: A failure or delay by either party in exercising any right of power under this Agreement shall not operate as a waiver or a right of that power.

g. Patents and Copyrights: FUTURELABS will defend any action brought against OEM, based on any claim that TALKSHOW, when reproduced and distributed as provided for by this Agreement, infringes any US trademark, secret, copyright or patent. FUTURELABS will hold harmless and pay any award against OEM based on such infringement only if OEM notifies FUTURELABS promptly in writing of the claim and OEM permits FUTURELABS to control the defense and to agree to any settlement. FUTURELABS shall have no liability if the alleged infringement arises from the licensing of other than a current unaltered release of TALKSHOW. If it appears likely that TALKSHOW may be infringing, FUTURELABS may at its option procure the right for OEM to continue using TALKSHOW or provide OEM with a similar non-infringing copy at FUTURELABS' expense or return to OEM all fees paid to FUTURELABS by OEM and terminate this Agreement without further liability. If FUTURELABS provides a replacement copy, OEM shall be responsible for locating and destroying any infringing copy and replacing them with the non-infringing one.

h. Reverse engineering: OEM shall not, and shall not assist others to reverse engineer, reverse compile, or disassemble, any of the licensed TALKSHOW Software, or any portion of the foregoing. Notwithstanding the foregoing, OEM shall notify FUTURELABS if OEM becomes aware of any person or entity attempting to reverse engineer, reverse compile, or disassemble the licensed TALKSHOW software, or any portion of the foregoing.

i. Termination of License upon Breach: If OEM breaches this Agreement, in addition to the remedies specified above, OEM's license to sell/bundle TALKSHOW software shall terminate immediately. Upon termination of this agreement, except as expressly provided herein, (i) the rights and licenses granted to OEM pursuant to this Agreement automatically terminate, and (ii) OEM shall, within thirty (30) days, ship to FUTURELABS and purge from any system or storage media all items in its possession proprietary to FUTURELABS, including but not limited to all copies of the licensed TALKSHOW Software, and (iii) an officer of OEM shall certify in writing to FUTURELABS that all copies of TALKSHOW, Documentation and Confidential Information of FUTURELABS have been returned to FUTURELABS or destroyed.

j. Authority: The undersigned agent of OEM represents and warrants that this contract represents the duly authorized and lawful obligation of OEM and that the consents, authorizations and approvals necessary for the validity of this Agreement have been obtained.

k. Support Services: OEM will provide customer support services directly to its customers. FUTURELABS will provide technical support services to OEM. FUTURELABS will provide technical support to OEM for standard licensed TALKSHOW at no charge. For technical support specific to the OEM's integration of TALKSHOW with its system, FUTURELABS will provide eight (8) hours at no charge. Thereafter, such technical support will be made available to OEM at a rate of $150 per hour.

l. Limitation of Liability: OEM ACKNOWLEDGES AND AGREES THAT THE FEES WHICH FUTURELABS IS CHARGING HEREUNDER DO NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY FUTURELABS OF THE RISK OF OEM'S CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ACCORDINGLY, THE LIABILITY OF FUTURELABS FOR ANY MATTER INCLUDING, WITHOUT LIMITATION, BREACH OF ANY WARRANTY, OR ANY OTHER MATTER UNDER THIS AGREEMENT, SHALL IN NO EVENT EXCEED THE FEES RECEIVED BY FUTURELABS FROM OEM PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL FUTURELABS BE LIABLE FOR COSTS OR PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE, DATA, OR PROFITS, BUSINESS INTERRUPTION, OR ANY SPECIAL INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR RELIANCE DAMAGES, OR ANY DAMAGES ARISING OUT OF ANY PERSONAL INJURY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY WHETHER CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE), ARISING IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

m. Taxes and Assessments: OEM shall indemnify and hold FUTURELABS harmless from all taxes, assessments, or other governmental impositions of any nature whatsoever which may levied upon or with respect to the Products by the government of the Territory or any political subdivision thereof, after their delivery to OEM or Ultimate User, together with all taxes, assessments, or other charges imposed by any taxing authority of Territory occasioned by OEM's sales of the Products in the Territory. FUTURELABS shall indemnify and hold OEM harmless from all sales taxes of any nature, excepting that import duty, tariffs, etc., relating to the export of the Products, which are the responsibility of the OEM, which may levied upon the Products by the government of the United States.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date set forth above.

         FUTURELABS, INC.                   RSI Systems, Inc.

         Signed:  /s/ John Chua             Signed:  /s/ Marti Miller

         By:  John Chua                     By:      Marti Miller

         Title:  President                  Title:   VP Engineering



                                    Exhibit C

                              OEM ROYALTY SCHEDULE
                             Effective March 1, 1996


                                                TALKShow v3.1
                                               Standard Version

Unit Volume Consumption over 3 years

Units 1 - 2,000 (.25 x List)                      $ 62 + (A)

Units 2001 - 10,000 (.15 x List)                  $ 37 + (A)

Units 10,001 - 20,000 (.075 x List)               $ 19 + (A)

Units 20,001 + (.05 x List)                       $ 12 + (A)

(A)

1. Above royalties are exclusive of media or manuals. Labeled disks are available at $1.15 each; manuals are $6 each. Shrinkwrap service is available at $0.85 each.

2. Minium order: 100 units shipped to one location in one shipment.